SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 2, 2006

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02. Unregistered Sales of Equity Securities
Item 8.01 Other Events

On June 2, 2006, Level 3 Communications, Inc. ("Level 3" or the "Company") and its wholly owned subsidiary, Eldorado Acquisition One, Inc., signed a definitive agreement and plan of merger (the "Merger Agreement") to acquire Looking Glass Networks Holding Co., Inc., a privately held Illinois-based telecommunications company ("Looking Glass").

Looking Glass, based in Oak Brook, Illinois, provides data transport services including SONET/SDH, Wavelength and Ethernet as well as dark fiber and carrier-neutral collocation. Looking Glass' network includes approximately 2,000 route miles serving 14 major metro markets, with lit fiber connectivity to approximately 215 buildings. Looking Glass also has dark fiber connectivity to approximately 250 additional buildings.

The Company's payments in this transaction will total $165 million. Under the terms of the Merger Agreement, the Company will pay total consideration to Looking Glass' securityholders of $96 million, consisting of approximately $87 million in unregistered shares of Level 3 common stock and approximately $9 million in cash. At closing, Level 3 will also pay Looking Glass liabilities of approximately $69 million, which are primarily senior secured debt. The number of shares of Level 3 common stock to be delivered to the securityholders of Looking Glass in the transaction will be determined immediately prior to closing, based on the trading price of Level 3's common stock over a specified pre-closing period.

Consummation of the transaction is subject to customary closing conditions, including receipt of applicable state and federal regulatory approvals. Closing is expected to occur in the third quarter of 2006.

The shares of Level 3 common stock issued in the transaction will be issued to the Looking Glass securityholders pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Level 3 and Cheshire Holding Corp., as agent for the securityholders of Looking Glass, will enter into a registration rights agreement on the closing of the transaction contemplated by the Merger Agreement (the "Registration Rights Agreement") with respect to the shares of Level 3 common stock to be issued to the Looking Glass securityholders. Pursuant to the Registration Rights Agreement and within five business days following the consummation of the transaction contemplated by the Merger Agreement, Level 3 will be required to file a registration statement covering the shares of Level 3 common stock issued to the Looking Glass securityholders under the Merger Agreement. The registration statement will be effective automatically upon filing, allowing Looking Glass securityholders then to sell the shares of Level 3 common stock they receive without any limitations.

The form of Registration Rights Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Registration Rights Agreement are qualified in their entirety by reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

On June 5, 2006, Level 3 issued a press release announcing that it has signed a definitive agreement to acquire all of the stock of Looking Glass Networks Co., Inc., a privately held Illinois-based telecommunications company. This press release is furnished as Exhibit 99.1 to this Form 8-K. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission ("SEC") pursuant to Item
7.01 of Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a)     Financial Statements of business acquired

        None

(b)     Pro forma financial information

        None

(c)     Shell company transactions

        None

(d)     Exhibits

10.1 Form of Registration Rights Agreement among Level 3 Communications, Inc., a Delaware corporation and Cheshire Holding Corp., as agent for the securityholders of the Looking Glass Networks Holding Co., Inc., a Delaware corporation.

99.1 Press Release, dated June 5, 2006, of Level 3 Communications, Inc. relating to the execution of a definitive agreement to acquire Looking Glass Networks Holding Co., Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Level 3 Communications, Inc.



June 5, 2006                             By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President